Exhibit 99.1

NEWS RELEASE Glimcher Realty Trust 180 East Broad Street Columbus, Ohio 43215 www.glimcher.com
INVESTORS: Lisa A. Indest SVP, Finance and Accounting 614.887.5844 lindest@glimcher.com	MEDIA: Karen Bailey Director, Corporate Communications 614.887.5847 kbailey@glimcher.com

FOR IMMEDIATE RELEASE
Thursday, October 25, 2012

GLIMCHER REPORTS THIRD QUARTER 2012 RESULTS

•Mall store sales improved 8.3% to $429 per square foot at September 30, 2012
•9% re-leasing spreads for the mall store leases signed during the third quarter of 2012
•15% increase in mall leasing volume during the first three quarters of 2012

COLUMBUS, OH - October 25, 2012 - Glimcher Realty Trust (NYSE: GRT) today announced financial results for the third quarter ended September 30, 2012. A description and reconciliation of non-GAAP financial measures to GAAP financial measures is contained in a later section of this press release. References to per share amounts are based on diluted common shares.

“We are certainly pleased with the steady progress made during the quarter as we continue to transform the company,” stated Michael P. Glimcher, Chairman of the Board and CEO. “Whether it's enhancing our balance sheet, strengthening our existing portfolio or pursuing strategic investments, we are laying a solid foundation for future growth that we believe will ultimately deliver value to our shareholders.”

Net loss to common shareholders during the third quarter of 2012 was $10.4 million, or $0.07 per share, as compared to a net loss to common shareholders of $4.7 million, or $0.04 per share, in the third quarter of 2011. Funds From Operations (“FFO”) during the third quarter of 2012 was $20.5 million, or $0.14 per share, compared to $16.1 million, or $0.15 per share, in the third quarter of 2011. Adjusted FFO for the third quarter of 2012 was $23.9 million, or $0.17 per share. Adjusted FFO for the third quarter of 2012 excludes the $3.4 million non-cash write-off of issuance costs related to the redemption of preferred shares during the quarter.

Third Quarter Earnings Highlights

•
Total revenues were $87.3 million in the third quarter of 2012, compared to total revenues of $66.8 million in the third quarter of 2011. The $20.5 million increase in total revenues resulted primarily from $19.7 million of revenue from properties acquired since September 2011 as well as revenue growth of $1.8 million from Scottsdale Quarter®, an open-air center in Scottsdale, Arizona. The acquired properties were Town Center Plaza and One Nineteen, each located in Leawood, Kansas, and Malibu Lumber Yard located in Malibu, California. We also acquired the remaining 80% indirect ownership interest in Pearlridge Center in Honolulu, Hawaii (“Pearlridge”) during the second quarter of 2012.

•
Net loss to common shareholders was $10.4 million in the third quarter of 2012, compared to a net loss to common shareholders of $4.7 million in the third quarter of 2011. The decrease in net income was primarily due to the Company's recognition of a $3.4 million non-cash write-off of issuance costs related to the redemption of preferred shares.

•
Net operating income (“NOI”) for comparable mall properties, including the pro-rata share of the malls held through joint ventures, increased 0.2% when comparing the three months ended September 30, 2012 to the three months ended September 30, 2011.

•
Average store rents for the Core Malls were $34.73 per square foot (“psf”) as of September 30, 2012, a 3.9% improvement from $33.43 psf as of September 30, 2011. Average in-line store rents include in-line permanent retail stores that are less than 10,000 square feet. Core Malls include all of the Company's open-air centers, mall properties and outlet properties, including both wholly-owned and material joint venture properties.

•
Re-leasing spreads for the Core Malls increased by 9% for the non-anchor leases signed during the third quarter of 2012, with base rents averaging $35.15 psf. Re-leasing spreads represent the percentage change in base rent for permanent leases signed, both new and renewals, to the base rent for comparative tenants for those leases where the space was occupied in the previous twenty-four months.

•	Total occupancy for Core Malls increased 40 basis points to 94.7% at September 30, 2012 compared to 94.3% at September 30, 2011.

•
Average store sales in the Core Malls increased 8.3% to $429 psf for the twelve months ended September 30, 2012, compared to $396 psf for the twelve months ended September 30, 2011. Average store sales represent retail sales for mall stores of 10,000 square feet of gross leasable area or less that reported sales in the most recent twelve month period.

•
Comparable store sales for the Company's Core Malls during the three months ended September 30, 2012, compared to the three months ended September 30, 2011 increased by 4.8% and increased 5.6% for the twelve months ending September 30, 2012 when compared to the same period in 2011. Comparable sales compare only those stores with sales in each respective period ended September 30, 2012 and September 30, 2011.

•
Occupancy costs for the twelve months ended September 30, 2012 were 11.0% of tenant sales for Core Mall stores. Occupancy costs include the tenants' minimum rent and amounts the tenants pay toward operating costs and real estate taxes.

•
Scottsdale Quarter® ended the third quarter of 2012 with a total occupancy of 88% for the first two phases of the project, comprised of retail at 83% and office at 97%. When including signed leases not yet open, leases out for signature, and outstanding letters of intent, over 93% of the gross leasable area for the first two phases has been addressed.

Update on Liquidity and Capital Resources

•
Debt-to-total-market capitalization at September 30, 2012 (including the Company's pro-rata share of joint venture debt) was 47.1%, based on a common share closing price of $10.57, as compared to 50.6% at December 31, 2011, based on a common share closing price of $9.20. Debt with fixed interest rates represented approximately 87.4% of the Company's consolidated total outstanding borrowings at September 30, 2012, compared to 85.0% at December 31, 2011.

•
The Company sold 1.2 million common shares, at a weighted average price of $10.48 per share, under its at-the-market (“ATM”) equity offering program during the three months ended September 30, 2012, generating net proceeds of $12.0 million. The proceeds generated from the ATM program were used to repay a portion of the outstanding balance under the Company's corporate credit facility. As of September 30, 2012, the Company has approximately $40.8 million available for issuance under the ATM program.

•
The Company completed a $100 million preferred equity offering in July 2012. The new Series H Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series H Shares”) will pay a 7.5% dividend per annum. In September, the Company used the proceeds from the Series H Shares to redeem all of the outstanding 8.75% Series F Preferred Shares for $60 million and 1.2 million of the Company's 8.125% Series G Preferred Shares for $30 million. In connection with the redemption, the Company recorded a non-cash write-off of approximately $3.4 million of previously incurred issuance costs.

•
In August 2012, the Company closed on an $82 million, 10-year mortgage on Dayton Mall in Dayton, Ohio. The loan bears interest of 4.57% per annum. Proceeds were used to repay the existing $50 million term loan on Dayton Mall, with the remaining $32 million in excess proceeds being used to reduce outstanding balances under the Company's credit facility.

•
In September 2012, a joint venture that owns WestShore Plaza in Tampa, Florida, closed on a $122.5 million loan. The loan bears interest at an initial rate of 3.65% and has a term of up to five years when considering extension options.

•
In October 2012, the Company closed on a $38 million loan on One Nineteen. The interest rate is 4.25% per annum and the loan has a term of over 14 years based on a call date of February 1, 2027. The loan's maturity is coterminous with the financing on Town Center Plaza. Proceeds from the loan were used to repay a portion of the outstanding balance under the Company's credit facility.

2012 Outlook

As of the date of this release, the Company updated estimated diluted net loss and FFO per share to reflect the non-cash write-off of approximately $3.4 million of previously incurred issuance costs related to the preferred shares that were redeemed during the third quarter of 2012 and incremental depreciation expense related primarily to the Company's 2012 acquisitions. Estimated diluted net loss per share was updated to be in the range of $(0.05) to $(0.02) for the year ending December 31, 2012, and updated guidance for diluted FFO per share to be in the range of $0.57 to $0.60 for the year ending December 31, 2012. Other key assumptions detailed in previously issued guidance generally remain the same. Additionally, the guidance does not reflect any other property dispositions, acquisitions or material capital raising events that might occur during the remainder of the year.

A reconciliation of the range of estimated diluted net loss per share to estimated adjusted FFO per share for 2012 follows:

	Low End	High End
Estimated diluted net loss per share	$(0.05)	$(0.02)
Less: Gain from re-measurement of equity investment	(0.18)	(0.18)
Add: Real estate depreciation, amortization, and impairments*	0.80	0.80
Estimated FFO per share	$0.57	$0.60

* wholly-owned properties and pro-rata share of unconsolidated joint ventures

For the fourth quarter of 2012, the Company estimates diluted net (loss) income per share to be in the range of $(0.01) to $0.02, and FFO per share to be in the range of $0.18 to $0.21. A reconciliation of the range of estimated diluted net (loss) income per share to estimated FFO per share for the fourth quarter of 2012 follows:

	Low End	High End
Estimated diluted net (loss) income per share	$(0.01)	$0.02
Add: Real estate depreciation and amortization*	0.19	0.19
Estimated FFO per share	$0.18	$0.21

* wholly-owned properties and pro-rata share of unconsolidated joint ventures

This outlook is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms. The Company's definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of the Company's performance. Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”). The Company uses FFO in addition to net income to report operating results The National Association of REIT (“NAREIT”) defines FFO as net income (loss) available to common shareholders (computed in accordance with GAAP, excluding gains or losses from sales of depreciable property, impairment adjustments associated with depreciable real estate, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  The Company may also discuss FFO as adjusted. Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the press release.

NOI is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property's results of operations. In addition, the Company's computation of same mall NOI excludes straight-line adjustments of minimum rents, amortization of above-below market intangibles, termination income, and income from outparcel sales. The Company also adjusts for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Real estate asset related depreciation and amortization, as well as impairment charges are excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT's definition.

Third Quarter Conference Call

Glimcher's third quarter investor conference call is scheduled for 11 a.m. ET on Friday, October 26, 2012. Those wishing to listen to this call may do so by calling 866.804.6924 Passcode: 47924616. This call also will be simulcast and available over the Internet via the website www.glimcher.com. A replay will be available approximately one hour after the Earnings Call through midnight November 9, 2012 by dialing 888.286.8010, Pass code: 46790107, or you can access the webcast replay on the Investor Relations page of the Company's website. Supplemental information about the third quarter operating results is available on the Company's website, or at www.sec.gov or by calling 614.887.5632.

About Glimcher Realty Trust

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of retail properties, which includes open-air centers, enclosed regional malls, as well as outlet centers. At September 30, 2012, GRT owned interests in and managed 28 Properties with gross leasable area totaling approximately 21.5 million square feet, consisting of 25 Malls (21 wholly owned and four partially owned through joint ventures) and three Community Centers (two wholly owned and one partially owned through a joint venture).

Glimcher Realty Trust's common shares are listed on the New York Stock Exchange under the symbol “GRT.” Glimcher Realty Trust's Series G and Series H preferred shares are listed on the New York Stock Exchange under the symbols “GRTPRG” and “GRTPRH,” respectively. Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market. Glimcher® and Scottsdale Quarter® are registered trademarks of Glimcher Realty Trust.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of Glimcher to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, failure to comply or remain in compliance with covenants in the Company's debt instruments, failure or inability to exercise available extension options on debt instruments, failure of Glimcher to qualify as a real estate investment trust, termination of existing JV arrangements, conflicts of interest with the Company's existing JV partners, failure to achieve projected returns on development properties, the failure to sell malls and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls, increases in impairment charges, additional impairment charges, as well as other risks listed in this news release and from time to time in Glimcher's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by Glimcher.

Visit Glimcher at: www.glimcher.com

GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended September 30,
Statement of Operations	2012		2011

Total revenues	$87,329		$66,831
Total expenses	(70,235)		(50,047)
Operating income	17,094		16,784
Interest expense, net	(18,157)		(16,590)
Equity in (loss) income of unconsolidated real estate entities, net	(83)		618
(Loss) income from continuing operations	(1,146)		812
Discontinued operations:
Income from operations	638		547
Net (loss) income	(508)		1,359
Allocation to noncontrolling interest	196		122
Less: Preferred stock dividends	(6,605)		(6,137)
Write-off of issuance costs related to preferred share redemptions (1)	(3,446)		—
Net loss to common shareholders	$(10,363)		$(4,656)

Reconciliation of Net Loss to Common Shareholders to Funds From Operations		Per Diluted Common Share		Per Diluted Common Share
Net loss to common shareholders	$(10,363)		$(4,656)
Allocation to noncontrolling interest (GPLP unit holders) (2)	(171)		(122)
	(10,534)	$(0.08)	(4,778)	$(0.04)
Real estate depreciation and amortization, net	28,374	0.20	17,912	0.16
Equity in loss (income) of unconsolidated real estate entities, net	83	0.00	(618)	(0.00)
Pro-rata share of unconsolidated entities funds from operations	2,541	0.02	3,614	0.03
Funds From Operations	$20,464	$0.14	$16,130	$0.15

Write-off of preferred issuance costs (1)	$3,446	$0.03	$—	$—
Adjusted Funds From Operations	$23,910	$0.17	$16,130	$0.15

Weighted average common shares outstanding- basic	140,641		107,444
Weighted average common shares outstanding- diluted (3)	142,964		110,252

Earnings per Share
Loss from continuing operations per common share	$(0.08)		$(0.05)
Discontinued operations per common share	$0.00		$0.00
Loss per common share	$(0.07)		$(0.04)

Loss from continuing operations per diluted common share	$(0.08)		$(0.05)
Discontinued operations per diluted common share	$0.00		$0.00
Loss per diluted common share	$(0.07)		$(0.04)
Adjusted funds from operations per diluted common share	$0.17		$0.15

(1)	Non-cash write-off related to the redemption of preferred shares for the three months ending September 30, 2012.

(2)
Noncontrolling interest is comprised of both the noncontrolling interest in Town Square at Surprise (from July 20, 2012) and the interest held by GPLP's unit holders for the three months ending September 30, 2012. For the three months ending September 30, 2011, noncontrolling interest is comprised only of GPLP unit holders' interest.

(3)	FFO per share in 2012 and 2011 has been calculated using 143,562 and 110,668 common shares, respectively, which includes common stock equivalents.

GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Nine Months ended September 30,
Statement of Operations	2012		2011

Total revenues	$234,228		$195,549
Total expenses (1)	(187,295)		(152,905)
Operating income	46,933		42,644
Gain on re-measurement of equity method investment	25,068		—
Interest expense, net (2)	(52,157)		(52,089)
Equity in loss of unconsolidated real estate entities, net (3)	(4,668)		(7,018)
Income (loss) from continuing operations	15,176		(16,463)
Discontinued operations:
Income from operations	748		943
Net income (loss)	15,924		(15,520)
Allocation to noncontrolling interest	185		922
Less: Preferred stock dividends	(18,879)		(18,411)
Write-off of issuance costs related to preferred share redemptions (4)	(3,446)		—
Net loss to common shareholders	$(6,216)		$(33,009)

Reconciliation of Net Loss to Common Shareholders to Funds From Operations		Per Diluted Common Share		Per Diluted Common Share
Net loss to common shareholders	$(6,216)		$(33,009)
Allocation to noncontrolling interest (5)	(160)		(922)
	(6,376)	$(0.05)	(33,931)	$(0.32)
Real estate depreciation and amortization, net	69,283	0.51	50,801	0.48
Equity in loss of unconsolidated real estate entities, net	4,668	0.03	7,018	0.06
Pro-rata share of unconsolidated entities funds from operations	9,042	0.07	10,513	0.10
Gain on re-measurement of equity method investment	(25,068)	(0.18)	—	—
Funds From Operations	$51,549	$0.38	$34,401	$0.32

Write-off of preferred issuance costs (4)	$3,446	$0.02	$—	$—
Write-off of non-cash charges (1) (2)	6,515	0.05	11,282	0.11
Adjusted Funds From Operations	$61,510	$0.45	$45,683	$0.43

Weighted average common shares outstanding- basic	132,692		102,752
Weighted average common shares outstanding- diluted (6)	135,214		105,664

Earnings per Share
Loss from continuing operations per common share	$(0.05)		$(0.33)
Discontinued operations per common share	$0.01		$0.01
Loss per common share	$(0.05)		$(0.32)

Loss from continuing operations per diluted common share	$(0.05)		$(0.33)
Discontinued operations per diluted common share	$0.01		$0.01
Loss per diluted common share	$(0.05)		$(0.32)
Adjusted Funds From Operations per diluted common share	$0.45		$0.43

(1)
Includes $3.3 million provision to write down a note receivable due from the Tulsa joint venture and a write off of $3.2 million in pre-development costs related to a development in Panama City Beach, Florida in the nine months ending September 30, 2012. Includes an impairment charge of $9.0 million on land that was previously held for future development in the nine months ended September 30, 2011.

(2)	Includes charges of $2.3 million associated with the extinguishment of mortgage notes payable for the nine months ended September 30, 2011.

(3)
Includes $5.8 million related to the Company's share of impairment charges for Town Square at Surprise ($1.6 million) and Tulsa Promenade ($4.2 million) in the nine months ended September 30, 2012. Includes $7.9 million related to the Company's share of an impairment charge for Tulsa Promenade in the nine months ended September 30, 2011.

(4)	Non-cash write-off related to the redemption of preferred shares for the nine months ending September 30, 3012.

(5)
Noncontrolling interest is comprised of both the noncontrolling interest in Town Square at Surprise, beginning July 20, 2012, and the interest held by GPLP's unit holders for the nine months ending September 30, 2012. For the nine months ending September 30, 2011, noncontrolling interest is comprised only of GPLP unit holders' interest.

(6)	FFO per share in 2012 and 2011 has been calculated using 135,720 and 106,051 common shares, respectively, which includes the common stock equivalents.

GLIMCHER REALTY TRUST
Selected Balance Sheet Information and Operating Metrics
(in thousands, except percentages and base rents)
(unaudited)

	September 30, 2012	December 31, 2011

Investment in real estate, net	$2,213,992	$1,754,149
Total assets	$2,345,422	$1,865,426
Mortgage notes and other notes payable	$1,476,639	$1,253,053
Debt / Market capitalization	44.9%	47.7%
Debt / Market capitalization including pro-rata share of joint ventures	47.1%	50.6%

	September 30, 2012	September 30, 2011
Occupancy:
Core Malls (1):
Mall Anchors (2)	96.8%	96.1%
Mall Non-Anchors (3)	91.4%	91.4%
Total Core Mall Portfolio	94.7%	94.3%

Malls excluding Joint Ventures:
Mall Anchors (2)	95.9%	94.7%
Mall Non-Anchors (3)	91.7%	91.0%
Mall Portfolio excluding joint ventures	94.2%	93.3%

Average Base Rents:
Core Malls (1):
Mall Anchors (2)	$7.08	$6.80
In-Line Stores under 10,000 sf (4)	$34.73	$33.43

Malls excluding Joint Ventures:
Mall Anchors (2)	$6.57	$6.13
In-Line Stores under 10,000 sf (4)	$34.48	$32.64

(1) Mall properties including material joint ventures.
(2) Stores over 20,000 sf.
(3) Non-anchors include in-line permanent retail tenants, office, and long-term specialty tenants under 20,000 sf as well as outparcels.
(4) In-line permanent retail stores under 10,000 sf.

Note: Pearlridge Center is reported as a consolidated property in September 2012 and as a joint venture property in September 2011.